Press Release

Contact
Kathy Ta
Vice President, Investor Relations
(408) 601-5697

MAXIM INTEGRATED REPORTS RESULTS FOR THE FIRST QUARTER OF FISCAL 2019

•	Revenue: $638 million

•	Gross Margin: 67.4% GAAP (68.5% excluding special items)

•	EPS: $0.70 GAAP ($0.75 excluding special items)

•	Fiscal second quarter revenue outlook: $570 to $610 million

•	Increasing capital return to 125% of free cash flow in fiscal 2019 through additional share repurchases

•	Board of Directors approved new $1.5 billion share repurchase authorization

SAN JOSE, CA – October 30, 2018 – Maxim Integrated Products, Inc. (NASDAQ:MXIM) reported net revenue of $638 million for its first quarter of fiscal 2019 ended September 29, 2018, a 1% increase from the $633 million revenue recorded in the prior quarter, and an 11% increase from the same quarter of last year.

Tunç Doluca, President and Chief Executive Officer, commented, “Our September quarter results were solid. Compared to the same quarter last year, revenue and profitability grew strongly, driven by Automotive, Consumer, Industrial and Data Center.  Looking forward, we are seeing softening business conditions. However, we believe our business model enables us to be successful in any environment. Due to our strong free cash flow and positive net cash balance, we plan to return 125 percent of free cash flow to shareholders this fiscal year, by increasing the share buyback. We believe buying our shares is the best use of our cash in the current environment.”

Fiscal Year 2019 First Quarter Results
Based on Generally Accepted Accounting Principles (GAAP), diluted earnings per share in the September quarter was $0.70. The results were affected by $8 million in pre-tax special items which primarily consisted of charges related to acquisitions. GAAP earnings per share, excluding special items was $0.75. An analysis of GAAP versus GAAP excluding special items is provided in the last table of this press release.

Cash Flow Items
At the end of the first quarter of fiscal 2019, total cash, cash equivalents and short-term investments were $2.56 billion, a decrease of $63 million from the prior quarter.
Notable items included:

•	Cash flow from operations: $207 million

•	Capital expenditures: $18 million

•	Dividends paid: $128 million ($0.46 per share)

•	Stock repurchases: $112 million

Adjusted trailing twelve months free cash flow was $915 million, which excludes a one-time tax payment of $178 million in the fourth quarter of fiscal 2018. Free cash flow is a non-GAAP measure and is defined by cash flow from operations less capital expenditures.

Business Outlook
The Company’s 90-day backlog at the beginning of the December 2018 quarter was $418 million. Based on the beginning backlog and expected turns, our results for the December 2018 quarter are forecasted to be as follows:

•	Revenue: $570 to $610 million

•	Gross Margin: 65% to 67% GAAP (66% to 68% excluding special items)

•	EPS: $0.55 to $0.61 GAAP ($0.59 to $0.65 excluding special items)

Maxim Integrated’s business outlook does not include the potential impact of any special items related to restructuring activity, acquisitions, or other business combinations that may be completed during the quarter.

Share Repurchases and Dividends
Increasing capital return to 125% of free cash flow in fiscal 2019 through additional share repurchases. Our Board of Directors approved a new $1.5 billion share repurchase authorization.

A cash dividend of $0.46 per share will be paid on December 13, 2018, to stockholders of record on November 29, 2018.

Conference Call
Maxim Integrated has scheduled a conference call on October 30 at 2:00 p.m. Pacific Time to discuss its financial results for the first quarter of fiscal 2019 and its business outlook. This call will be webcast by Shareholder.com and can be accessed at the Company’s website at investor.maximintegrated.com.

A presentation summarizing financial information to be discussed on the conference call is posted at investor.maximintegrated.com.

CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
	Three Months Ended
	September 29, 2018	June 30, 2018	September 23, 2017
	(in thousands, except per share data)
Net revenues	$638,495	$633,154	$575,676
Cost of goods sold	208,259	214,486	201,845
Gross margin	430,236	418,668	373,831
Operating expenses:
Research and development	112,708	112,056	108,601
Selling, general and administrative	81,518	82,611	73,681
Intangible asset amortization	773	844	1,752
Impairment of long-lived assets	—	—	42
Severance and restructuring expenses	994	833	5,433
Other operating expenses (income), net	60	(71)	(844)
Total operating expenses (income), net	196,053	196,273	188,665
Operating income (loss)	234,183	222,395	185,166
Interest and other income (expense), net	(546)	1,305	(4,214)
Income (loss) before provision for income taxes	233,637	223,700	180,952
Income tax provision (benefit)	36,214	29,528	26,419
Net income (loss)	$197,423	$194,172	$154,533

Earnings (loss) per share:
Basic	$0.71	$0.70	$0.55
Diluted	$0.70	$0.68	$0.54
Shares used in the calculation of earnings (loss) per share:
Basic	278,045	279,304	282,170
Diluted	282,454	283,934	286,437

Dividends paid per share	$0.46	$0.42	$0.36

SCHEDULE OF SPECIAL ITEMS
(Unaudited)
	Three Months Ended
	September 29, 2018	June 30, 2018	September 23, 2017
	(in thousands)
Cost of goods sold:
Intangible asset amortization	$6,915	$11,759	$11,064
Total	$6,915	$11,759	$11,064

Operating expenses:
Intangible asset amortization	773	$844	$1,752
Impairment of long-lived assets	—	—	42
Severance and restructuring	994	833	5,433
Other operating expenses (income), net	60	(71)	(844)
Total	$1,827	$1,606	$6,383

Interest and other expense (income), net	$(378)	$(941)	$(84)
Total	$(378)	$(941)	$(84)

CONSOLIDATED BALANCE SHEETS
(Unaudited)
	September 29, 2018	June 30, 2018	September 23, 2017
	(in thousands)
ASSETS
Current assets:
Cash and cash equivalents	$1,598,772	$1,543,484	$1,577,160
Short-term investments	964,643	1,082,915	1,196,827
Total cash, cash equivalents and short-term investments	2,563,415	2,626,399	2,773,987
Accounts receivable, net	439,407	280,072	233,215
Inventories	275,374	282,390	245,347
Other current assets	33,329	21,548	55,033
Total current assets	3,311,525	3,210,409	3,307,582
Property, plant and equipment, net	573,014	579,364	595,622
Intangible assets, net	74,785	78,246	79,850
Goodwill	532,251	532,251	491,015
Other assets	56,977	51,291	61,937
TOTAL ASSETS	$4,548,552	$4,451,561	$4,536,006

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$84,087	$92,572	$66,915
Revenue refund liabilities	135,187	—	—
Income taxes payable	60,877	17,961	3,688
Accrued salary and related expenses	106,273	151,682	103,194
Accrued expenses	42,091	35,774	43,121
Deferred margin on shipments to distributors	—	—	16,994
Current portion of long-term debt	499,762	499,406	—
Total current liabilities	928,277	797,395	233,912
Long-term debt	991,506	991,147	1,488,406
Income taxes payable	652,163	661,336	573,831
Other liabilities	64,283	70,743	42,113
Total liabilities	2,636,229	2,520,621	2,338,262

Stockholders' equity:
Common stock and capital in excess of par value	279	279	283
Retained earnings	1,924,764	1,945,646	2,207,052
Accumulated other comprehensive loss	(12,720)	(14,985)	(9,591)
Total stockholders' equity	1,912,323	1,930,940	2,197,744
TOTAL LIABILITIES & STOCKHOLDERS' EQUITY	$4,548,552	$4,451,561	$4,536,006

CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
	Three Months Ended
	September 29, 2018	June 30, 2018	September 23, 2017
	(in thousands)
Cash flows from operating activities:
Net income (loss)	$197,423	$194,172	$154,533
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Stock-based compensation	20,497	19,753	17,287
Depreciation and amortization	31,191	36,083	36,754
Deferred taxes	(3,032)	21,458	12,115
Loss (gain) from sale of property, plant and equipment	621	423	61
Other adjustments	(117)	—	42
Changes in assets and liabilities:
Accounts receivable	(23,604)	40,480	23,239
Inventories	7,002	(9,450)	1,835
Other current assets	(12,625)	(212)	1,488
Accounts payable	(5,263)	6,131	(9,979)
Income taxes payable	33,743	(163,010)	16,333
Deferred margin on shipments to distributors	—	—	2,020
Accrued salary and related expenses	(45,408)	3,911	(42,105)
All other accrued liabilities	6,757	(3,080)	6,082
Net cash provided by (used in) operating activities	207,185	146,659	219,705
Cash flows from investing activities:
Purchase of property, plant and equipment	(18,316)	(12,118)	(14,321)
Proceeds from sales of property, plant and equipment	1	62	1,473
Proceeds from sale of available-for-sale securities	8,438	7,287	18,101
Proceeds from maturity of available-for-sale securities	301,834	330,749	—
Payment in connection with business acquisition, net of cash acquired	(2,949)	—	—
Purchases of available-for-sale securities	(190,880)	(325,063)	(716,304)
Purchases of privately-held companies' securities	(750)	(2,164)	(606)
Net cash provided by (used in) investing activities	97,378	(1,247)	(711,657)
Cash flows from financing activities:
Contingent consideration paid	(8,000)	—	—
Net issuance of restricted stock units	(7,528)	(9,148)	(5,416)
Proceeds from stock options exercised	6,608	1,626	5,160
Issuance of common stock under employee stock purchase program	—	21,346	—
Repurchase of common stock	(112,498)	(128,024)	(75,291)
Dividends paid	(127,857)	(117,321)	(101,462)
Net cash provided by (used in) financing activities	(249,275)	(231,521)	(177,009)
Net increase (decrease) in cash and cash equivalents	55,288	(86,109)	(668,961)
Cash and cash equivalents:
Beginning of period	$1,543,484	$1,629,593	$2,246,121
End of period	$1,598,772	$1,543,484	$1,577,160

Total cash, cash equivalents, and short-term investments	$2,563,415	$2,626,399	$2,773,987

ANALYSIS OF GAAP VERSUS GAAP EXCLUDING SPECIAL ITEMS DISCLOSURES
(Unaudited)
	Three Months Ended
	September 29, 2018	June 30, 2018	September 23, 2017
	(in thousands, except per share data)
Reconciliation of GAAP gross profit to GAAP gross profit excluding special items:
GAAP gross profit	$430,236	$418,668	$373,831
GAAP gross profit %	67.4%	66.1%	64.9%

Special items:
Intangible asset amortization	6,915	11,759	11,064
Total special items	6,915	11,759	11,064
GAAP gross profit excluding special items	$437,151	$430,427	$384,895
GAAP gross profit % excluding special items	68.5%	68.0%	66.9%

Reconciliation of GAAP operating expenses to GAAP operating expenses excluding special items:
GAAP operating expenses	$196,053	$196,273	$188,665

Special items:
Intangible asset amortization	773	844	1,752
Impairment of long-lived assets	—	—	42
Severance and restructuring	994	833	5,433
Other operating expenses (income), net	60	(71)	(844)
Total special items	1,827	1,606	6,383
GAAP operating expenses excluding special items	$194,226	$194,667	$182,282

Reconciliation of GAAP net income (loss) to GAAP net income excluding special items:
GAAP net income (loss)	$197,423	$194,172	$154,533

Special items:
Intangible asset amortization	7,688	12,603	12,816
Impairment of long-lived assets	—	—	42
Severance and restructuring	994	833	5,433
Other operating expenses (income), net	60	(71)	(844)
Interest and other expense (income), net	(378)	(941)	(84)
Pre-tax total special items	8,364	12,424	17,363
Other income tax effects and adjustments	4,754	1,194	(1,345)
GAAP net income excluding special items	$210,541	$207,790	$170,551

GAAP net income per share excluding special items:
Basic	$0.76	$0.74	$0.60
Diluted	$0.75	$0.73	$0.60

Shares used in the calculation of earnings per share excluding special items:
Basic	278,045	279,304	282,170
Diluted	282,454	283,934	286,437

Non-GAAP Measures
To supplement the consolidated financial results prepared under GAAP, Maxim Integrated uses non-GAAP measures which are adjusted from the most directly comparable GAAP results to exclude special items related to intangible asset amortization; impairment of long-lived assets; severance and restructuring; other operating expenses (income), net; interest and other expense (income), net; and other income tax effects and adjustments. We defined free cash flow as net cash provided from operations less gross capital expenditures. Management uses these non-GAAP measures internally to make strategic decisions, forecast future results and evaluate Maxim Integrated’s current performance. Many analysts covering Maxim Integrated use the non-GAAP measures as well. Given management’s use of these non-GAAP measures, Maxim Integrated believes these measures are important to investors in understanding Maxim Integrated’s current and future operating results as seen through the eyes of management. In addition, management believes these non-GAAP measures are useful to investors in enabling them to better assess changes in Maxim Integrated’s core business across different time periods. These non-GAAP measures are not in accordance with or an alternative to GAAP financial data and may be different from non-GAAP measures used by other companies. Because non-GAAP financial measures are not standardized it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures, even if they have similar names. The non-GAAP measures displayed in the table above include the following:

GAAP Gross Profit Excluding Special Items
The use of GAAP gross profit excluding special items allows management to evaluate the gross margin of the Company’s core businesses and trends across different reporting periods on a consistent basis, independent of special items including intangible asset amortization. In addition, it is an important component of management’s internal performance measurement and reward process as it is used to assess the current and historical financial results of the business, for strategic decision making, preparing budgets and forecasting future results. Management presents GAAP gross profit excluding special items to enable investors and analysts to evaluate our revenue generation performance relative to the direct costs of revenue of Maxim Integrated’s core businesses.

GAAP Operating Expenses Excluding Special Items
The use of GAAP operating expenses excluding special items allows management to evaluate the operating expenses of the Company’s core businesses and trends across different reporting periods on a consistent basis, independent of special items including intangible asset amortization; impairment of long-lived assets; severance and restructuring, and other operating expenses (income), net. In addition, it is an important component of management’s internal performance measurement and reward process as it is used to assess the current and historical financial results of the business, for strategic decision making, preparing budgets and forecasting future results. Management presents GAAP operating expenses excluding special items to enable investors and analysts to evaluate our core business and its direct operating expenses.

GAAP Provision for Income Taxes Excluding Special Items
The use of a GAAP provision for income taxes excluding special items allows management to evaluate the provision for income taxes across different reporting periods on a consistent basis, independent of special items including the tax provision impact of pre-tax special items. In fiscal year 2016, we began using a long-term tax rate to compute the GAAP provision for income taxes excluding special items. We reviewed the long-term tax rate on an annual basis and more frequently whenever events occurred that may have materially affected the long-term tax rate such as tax law changes; significant changes in our geographic earnings mix; or changes in our corporate structure. This long-term tax rate considered the income tax impact of pre-tax special items and eliminated the effects of significant non-recurring and period specific tax items which varied in size and frequency, including certain one-time tax charges resulting from U.S. tax legislation that was enacted on December 22, 2017. In the first quarter of fiscal year 2018, we began using a long-term tax rate of 14%, which was our forecast of the weighted average of our normalized fiscal year GAAP tax rate excluding special items over a four-year period, that included the past three fiscal years plus the current fiscal year projection at the beginning of fiscal year 2018. In the third quarter of fiscal year 2018, we modified our approach and began using a 12% tax rate for fiscal year 2018. Because of the impacts of tax reform, a long-term average tax rate was no longer appropriate for the remainder of fiscal year 2018. The tax rate of 12% best reflected the tax rate excluding special items for fiscal year 2018 as a single year. Maxim will use a tax rate of 13% for fiscal year 2019, which best reflects the tax rate excluding special items for fiscal year 2019 as a single year. Maxim will review the fiscal year 2019 tax rate whenever events occur that may have a material impact on the 13% tax rate, including tax law changes; new guidance interpreting existing U.S. and foreign tax laws; significant changes in our geographic earnings mix; or changes in our corporate structure.

GAAP Net Income and GAAP Net Income per Share Excluding Special Items
The use of GAAP net income and GAAP net income per share excluding special items allow management to evaluate the operating results of Maxim Integrated’s core businesses and trends across different reporting periods on a consistent basis, independent of special items including intangible asset amortization; impairment of long-lived assets; severance and restructuring; other operating expenses (income), net; interest and other expense (income), net; and other income tax effects and adjustments. In addition, they are important components of management’s internal performance measurement and reward process as it is used to assess the current and historical financial results of the business, for strategic decision making, preparing budgets and forecasting future results. Management presents GAAP net income and GAAP net income per share excluding special items to enable investors and analysts to understand the results of operations of Maxim Integrated’s core businesses and to compare our results of operations on a more consistent basis against that of other companies in our industry.

“Safe Harbor” Statement
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include the Company’s business outlook and financial projections for its second quarter of fiscal 2019 ending in December 2018, which includes revenue, gross margin and earnings per share; the Company’s belief that its business model enables it to be successful in any environment, the Company’s plan to return 125 percent of free cash flow to shareholders in fiscal 2019 by increasing the share buyback, and the Company’s belief that buying its shares is the best use of its cash in the current environment.  These statements involve risk and uncertainty. Actual results could differ materially from those forecasted, based upon, among other things, general market and economic conditions, market developments that could adversely affect the growth of the mixed-signal analog market, product mix shifts, the loss of all or a substantial portion of our sales to one or more of our large customers, customer cancellations and price competition, as well as other risks described in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2018 (the “Form 10-K”). The Form 10-K may be found at https://www.sec.gov/Archives/edgar/data/743316/000074331618000031/maxim10-kfy2018.htm.

All forward-looking statements included in this news release are made as of the date hereof and based on the information available to the Company as of the date hereof. The Company assumes no obligation to update any forward-looking statement except as required by law.

About Maxim Integrated

Maxim Integrated develops innovative analog and mixed-signal products and technologies to make systems smaller and smarter, with enhanced security and increased energy efficiency. We are empowering design innovation for our automotive, industrial, healthcare, mobile consumer, and cloud data center customers to deliver industry-leading solutions that help change the world. Learn more at http://www.maximintegrated.com.

Source: Maxim Integrated Investor Relations